EXHIBIT 1


                                                   EXECUTION VERSION




                              WESTVACO CORPORATION


                                      and


                              THE BANK OF NEW YORK


                                  Rights Agent

                                Rights Agreement

                         Dated as of September 23, 1997

                               TABLE OF CONTENTS


                                                                 Page


         Section 1. Certain Definitions........................    1

         Section 2. Appointment of Rights Agent................    5

         Section 3. Issue of Right Certificates................    5

         Section 4. Form of Right Certificates.................    8

         Section 5. Countersignature and Registration..........    8

         Section 6. Transfer, Split Up, Combination and
                      Exchange of Right Certificates;
                      Mutilated, Destroyed, Lost or
                      Stolen Right Certificates................    9

         Section 7. Exercise of Rights; Purchase Price;
                      Expiration Date of Rights................   10

         Section 8. Cancellation and Destruction of
                      Right Certificates.......................   12

         Section 9. Availability of Preferred Shares...........   13

         Section 10.  Preferred Shares Record Date.............   13

         Section 11.  Adjustment of Purchase Price, Number of
                      Shares or Number of Rights...............   14

         Section 12.  Certificate of Adjusted Purchase Price
                      or Number of Shares......................   24

         Section 13.  Consolidation, Merger or Sale or Transfer
                      of Assets or Earning Power...............   25

         Section 14.  Fractional Rights and Fractional Shares..   26

         Section 15.  Rights of Action.........................   28

         Section 16.  Agreement of Right Holders...............   29

         Section 17.  Right Certificate Holder Not Deemed a
                      Stockholder..............................   29

         Section 18.  Concerning the Rights Agent..............   30




                                                                 Page


         Section 19.  Merger or Consolidation or Change of
                      Name of Rights Agent.....................   30

         Section 20.  Duties of Rights Agent...................   32

         Section 21.  Change of Rights Agent...................   34

         Section 22.  Issuance of New Right Certificates.......   36

         Section 23.  Redemption...............................   36

         Section 24.  Exchange.................................   37

         Section 25.  Notice of Certain Events.................   39

         Section 26.  Notices..................................   40

         Section 27.  Supplements and Amendments...............   41

         Section 28.  Successors...............................   42

         Section 29.  Benefits of this Agreement...............   42

         Section 30.  Severability.............................   42

         Section 31.  Governing Law............................   42

         Section 32.  Counterparts.............................   42

         Section 33.  Descriptive Headings.....................   43

         Signatures............................................   43



         Exhibit A - Form of Amended and Restated Certificate of
         Designations

         Exhibit B - Form of Right Certificate

         Exhibit C - Summary of Rights to Purchase Preferred Shares




                   Agreement, dated as of September 23, 1997, between

         Westvaco Corporation, a Delaware corporation (the "Company"),

         and The Bank of New York (the "Rights Agent").


                   The Board of Directors of the Company has autho-

         rized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter de-

         fined) of the Company outstanding on December 8, 1997 (the

         "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter de-

         fined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issu-

         ance of one Right with respect to each Common Share that

         shall become outstanding between the Record Date and the

         earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter

         defined).


                   Accordingly, in consideration of the premises and

         the mutual agreements herein set forth, the parties hereby agree as follows:


                   Section 1.  Certain Definitions.  For purposes of

         this Agreement, the following terms have the meanings

         indicated:


                   (a)  "Acquiring Person" shall mean any Person (as

         such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Com-

         mon Shares of the Company then outstanding, but shall not

         include the Company, any Subsidiary (as such term is

         hereinafter defined) of the Company, any employee benefit

         plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.  Notwithstanding the foregoing, no Person

         shall become an "Acquiring


         Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares

         outstanding, increases the proportionate number of shares

         beneficially owned by such Person to 15% or more of the

         Common Shares of the Company then outstanding; provided,

         however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then

         outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the

         Beneficial Owner of any additional Common Shares of the Com-

         pany, then such Person shall be deemed to be an "Acquiring

         Person."  Notwithstanding the foregoing, if the Board of

         Directors of the Company determines in good faith that a

         Person who would otherwise be an "Acquiring Person," as

         defined pursuant to the foregoing provisions of this

         paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of

         Common Shares so that such Person would no longer be an

         "Acquiring Person," as defined pursuant to the foregoing

         provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of

         this Agreement.


                   (b)  "Affiliate" and "Associate" shall have the

         respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities

         Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.


                   (c)  A Person shall be deemed the "Beneficial

         Owner" of and shall be deemed to "beneficially own" any

         securities:


                 (i)    which such Person or any of such Person's Af-

              filiates or Associates beneficially owns, directly or

              indirectly;



                (ii)    which such Person or any of such Person's Af-

              filiates or Associates has (A) the right to acquire

              (whether such right is exercisable immediately or only

              after the passage of time) pursuant to any agreement,

              arrangement or understanding (other than customary

              agreements with and between underwriters and selling

              group members with respect to a bona fide public offer-

              ing of securities), or upon the exercise of conversion

              rights, exchange rights, rights (other than these

              Rights), warrants or options, or otherwise; provided,

              however, that a Person shall not be deemed the

              Beneficial Owner of, or to beneficially own, securities

              tendered pursuant to a tender or exchange offer made by

              or on behalf of such Person or any of such Person's Af-

              filiates or Associates until such tendered securities

              are accepted for purchase or exchange; or (B) the right

              to vote pursuant to any agreement, arrangement or

              understanding; provided, however, that a Person shall

              not be deemed the Beneficial Owner of, or to

              beneficially own, any security if the agreement, ar-

              rangement or understanding to vote such security (1)

              arises solely from a revocable proxy or consent given to

              such Person in response to a public proxy or consent

              solicitation made pursuant to, and in accordance with,

              the applicable rules and regulations promulgated under

              the Exchange Act and (2) is not also then reportable on

              Schedule 13D under the Exchange Act (or any comparable

              or successor report); or


               (iii)    which are beneficially owned, directly or

              indirectly, by any other Person with which such Person

              or any of such Person's Affiliates or Associates has any

              agreement, arrangement or understanding (other than

              customary agreements with and between underwriters and

              selling group members with respect to a bona fide public

              offering of securities) for the purpose of acquiring,

              holding, voting (except to the extent contemplated by

              the proviso to Section 1(c)(ii)(B)) or disposing of any

              securities of the Company.




                   Notwithstanding anything in this definition of

         Beneficial Ownership to the contrary, the phrase "then

         outstanding" when used with reference to a Person's Benefi-

         cial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding

         together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.


                   (d)  "Business Day" shall mean any day other than a

         Saturday, a Sunday, or a day on which banking institutions in

         New York are authorized or obligated by law or executive or-

         der to close.


                   (e) "close of business" on any given date shall

         mean 5:00 P.M., New York City time, on such date; provided,

         however, that if such date is not a Business Day it shall

         mean 5:00 P.M., New York City time, on the next succeeding

         Business Day.


                   (f) "Common Shares" when used with reference to the

         Company shall mean the shares of common stock, par value

         $5.00 per share, of the Company.  "Common Shares" when used with reference to any Person other than the Company shall

         mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.


                   (g) "Distribution Date" shall have the meaning set

         forth in Section 3 hereof.


                   (h) "Final Expiration Date" shall have the meaning

         set forth in Section 7 hereof.




                   (i)  "Person" shall mean any individual, firm,

         corporation or other entity, and shall include any successor

         (by merger or otherwise) of such entity.


                   (j)  "Preferred Shares" shall mean shares of Series

         A Junior Participating Preferred Stock, without par value, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this

         Agreement as Exhibit A.


                   (k) "Redemption Date" shall have the meaning set

         forth in Section 7 hereof.


                   (l)  "Shares Acquisition Date" shall mean the first

         date of public announcement by the Company or an Acquiring

         Person that an Acquiring Person has become such.


                   (m)  "Subsidiary" of any Person shall mean any

         corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.


                   Section 2.  Appointment of Rights Agent.  The

         Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or

         desirable.


                   Section 3.  Issue of Right Certificates.  (a)

         Until the earlier of (i) the tenth day after the Shares

         Acquisition Date or (ii) the tenth Business Day (or such

         later date as may be determined by action of the Board of

         Directors prior to such time as any Person becomes an Acquir-

         ing Person) after the date of the commencement by any Person


         (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursu-

         ant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the

         Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the

         Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being

         herein referred to as the "Distribution Date"), (x) the

         Rights will be evidenced (subject to the provisions of Sec-

         tion 3(b) hereof) by the certificates for Common Shares

         registered in the names of the holders thereof (which

         certificates shall also be deemed to be Right Certificates)

         and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in con-

         nection with the transfer of Common Shares.  The Company will give the Rights Agent prompt written notice of the

         Distribution Date.  As soon as practicable after the

         Distribution Date, the Company will prepare and execute, the

         Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested in writing, send) by first-class, insured, postage-prepaid mail,

         to each record holder of Common Shares as of the close of

         business on the Distribution Date, at the address of such

         holder shown on the records of the Company, a Right

         Certificate, in substantially the form of Exhibit B hereto (a

         "Right Certificate"), evidencing one Right for each Common

         Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.


                   (b)  On the Record Date, or as soon as practicable

         thereafter, the Company will send a copy of a Summary of

         Rights to Purchase Preferred Shares, in substantially the

         form of Exhibit C hereto (the "Summary of Rights"), by

         first-class, postage-prepaid mail, to each record holder of

         Common Shares as of the close of business on the Record Date,

         at the address of such holder shown on the records of the

         Company.  With respect to certificates for Common Shares

         outstanding as of the Record Date, until the Distribution

         Date, the Rights will be evidenced by such certificates

         registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Until the

         Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date,

         with or without a copy of the Summary of Rights attached

         thereto, shall also constitute the transfer of the Rights

         associated with the Common Shares represented thereby.


                   (c)  Certificates for Common Shares which become

         outstanding (including, without limitation, reacquired Common

         Shares referred to in the last sentence of this paragraph

         (c)) after the Record Date but prior to the earliest of the

         Distribution Date, the Redemption Date or the Final Expira-

         tion Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:


              This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agree-ment between Westvaco Corporation and The Bank of New York, dated as of September 23, 1997 (the "Rights Agree-ment"), the terms of which are hereby incorporated here-in by reference and a copy of which is on file at the principal executive offices of Westvaco Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Westvaco Corporation will mail to the holder of this certificate a copy of the Rights Agree-ment without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.


         With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such

         Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights as-

         sociated with the Common Shares which are no longer outstand-

         ing.


                   Section 4.  Form of Right Certificates.  The Right

         Certificates (and the forms of election to purchase Preferred

         Shares and of assignment to be printed on the reverse

         thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regula-

         tion made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  The Right Certificates shall be in a machine printable format and in a form

         reasonably satisfactory to the Rights Agent.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth

         therein at the price per one one-hundredth of a Preferred

         Share set forth therein (the "Purchase Price"), but the

         number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.


                   Section 5.  Countersignature and Registration.  The

         Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer,

         its President, any of its Vice Presidents, or its Treasurer,

         either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the

         Company, either manually or by facsimile signature.  The

         Right Certificates shall be manually countersigned by the

         Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the

         Rights Agent and issuance and delivery by the Company, such

         Right Certificates, nevertheless, may be countersigned by the

         Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such

         Right Certificates had not ceased to be such officer of the

         Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the

         execution of such Right Certificate, shall be a proper of-

         ficer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such per-

         son was not such an officer.


                   Following the Distribution Date, the Rights Agent

         will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates is-

         sued hereunder.  Such books shall show the names and ad-

         dresses of the respective holders of the Right Certificates,

         the number of Rights evidenced on its face by each of the

         Right Certificates and the date of each of the Right

         Certificates.


                   Section 6.  Transfer, Split Up, Combination and

         Exchange of Right Certificates; Mutilated, Destroyed, Lost or

         Stolen Right Certificates.  Subject to the provisions of Sec-

         tion 14 hereof, at any time after the close of business on the Distribution


         Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any

         Right Certificate or Right Certificates (other than Right

         Certificates representing Rights that have become void

         pursuant to Section 11(a)(ii) hereof or that have been

         exchanged pursuant to Section 24 hereof) may be transferred,

         split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to

         purchase a like number of one one-hundredths of a Preferred

         Share as the Right Certificate or Right Certificates

         surrendered then entitled such holder to purchase.  Any

         registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent,

         and shall surrender the Right Certificate or Right Certifi-

         cates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Thereupon the

         Rights Agent shall countersign and deliver to the Person

         entitled thereto a Right Certificate or Right Certificates,

         as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

         split up, combination or exchange of Right Certificates.


                   Upon receipt by the Company and the Rights Agent of

         evidence reasonably satisfactory to them of the loss, theft,

         destruction or mutilation of a Right Certificate, and, in

         case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's

         request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon sur-

         render to the Rights Agent and cancellation of the Right

         Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right

         Certificate so lost, stolen, destroyed or mutilated.


                   Section 7.  Exercise of Rights; Purchase Price;

         Expiration Date of Rights.  (a)  The registered holder of any

         Right Certificate may exercise the Rights evidenced thereby

         (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the

         Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a

         Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on

         December 8, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.


                   (b)  The Purchase Price for each one one-hundredth

         of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $175.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United

         States of America in accordance with paragraph (c) below.


                   (c)  Upon receipt of a Right Certificate represent-

         ing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any

         applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the

         Preferred Shares certificates for the number of Preferred

         Shares to be purchased and the Company hereby irrevocably

         authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent



         depositary receipts representing such number of one

         one-hundredths of a Preferred Share as are to be purchased

         (in which case certificates for the Preferred Shares

         represented by such receipts shall be deposited by the

         transfer agent with the depositary agent) and the Company

         hereby directs the depositary agent to comply with such

         request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of

         fractional shares in accordance with Section 14 hereof, (iii)

         after receipt of such certificates or depositary receipts,

         cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and

         (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right

         Certificate.


                   (d)  In case the registered holder of any Right

         Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the

         Rights Agent to the registered holder of such Right

         Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.


                   Section 8.  Cancellation and Destruction of Right

         Certificates.  All Right Certificates surrendered for the

         purpose of exercise, transfer, split up, combination or

         exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent,

         shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall de-

         liver to the Rights Agent for cancellation and retirement,

         and the Rights Agent


         shall so cancel and retire, any other Right Certificate

         purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all can-

         celled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right

         Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


                   Section 9.  Availability of Preferred Shares.  The

         Company covenants and agrees that it will cause to be

         reserved and kept available out of its authorized and unis-

         sued Preferred Shares or any Preferred Shares held in its

         treasury, the number of Preferred Shares that will be

         sufficient to permit the exercise in full of all outstanding

         Rights in accordance with Section 7.  The Company covenants and agrees that it will take all such action as may be

         necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the

         certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and

         issued and fully paid and nonassessable shares.


                   The Company further covenants and agrees that it

         will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any

         Preferred Shares upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of

         Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the

         Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such


         Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction

         that no such tax is due.


                   Section 10.  Preferred Shares Record Date.  Each

         Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred

         Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase

         Price (and any applicable transfer taxes) was made; provided,

         however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the

         Company are closed, such Person shall be deemed to have

         become the record holder of such shares on, and such

         certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced

         thereby, the holder of a Right Certificate shall not be

         entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without

         limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


                   Section 11.  Adjustment of Purchase Price, Number

         of Shares or Number of Rights.  The Purchase Price, the

         number of Preferred Shares covered by each Right and the

         number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.


                   (a)  (i)  In the event the Company shall at any

         time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B)

         subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of

         Preferred Shares or (D) issue any shares of its capital


         stock in a reclassification of the Preferred Shares

         (including any such reclassification in connection with a

         consolidation or merger in which the Company is the

         continuing or surviving corporation), except as otherwise

         provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or

         reclassification, and the number and kind of shares of

         capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open,

         he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event

         shall the consideration to be paid upon the exercise of one

         Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one

         Right.


                (ii)    Subject to Section 24 of this Agreement, in

         the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon

         exercise thereof at a price equal to the then current

         Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable,

         in accordance with the terms of this Agreement and in lieu of

         Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the

         then current Purchase Price by the number of one one--

         hundredths of a Preferred Share for which a Right is then

         exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares

         (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the


         Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits

         intended to be afforded by the Rights.


                   From and after the occurrence of such event, any

         Rights that are or were acquired or beneficially owned by any

         Acquiring Person (or any Associate or Affiliate of such

         Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 that represents Rights

         beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring

         Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any

         nominee of such Acquiring Person, Associate or Affiliate; and

         any Right Certificate delivered to the Rights Agent for

         transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


               (iii)    In the event that there shall not be suf-

         ficient Common Shares issued but not outstanding or

         authorized but unissued to permit the exercise in full of the

         Rights in accordance with the foregoing subparagraph (ii),

         the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be

         necessary to authorize such additional Common Shares, the

         Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of

         Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share

         market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.


                   (b)  In case the Company shall fix a record date

         for the issuance of rights, options or warrants to all hold-

         ers of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares

         ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a

         price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convert-

         ible into Preferred Shares or equivalent preferred shares)

         less than the then current per share market price of the

         Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction,

         the numerator of which shall be the number of Preferred

         Shares outstanding on such record date plus the number of

         Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conver-

         sion price of the convertible securities so to be offered)

         would purchase at such current market price and the denomina-

         tor of which shall be the number of Preferred Shares

         outstanding on such record date plus the number of additional

         Preferred Shares and/or equivalent preferred shares to be

         offered for subscription or purchase (or into which the

         convertible securities so to be offered are initially

         convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose

         determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed


         outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be

         adjusted to be the Purchase Price which would then be in

         effect if such record date had not been fixed.


                   (c)  In case the Company shall fix a record date

         for the making of a distribution to all holders of the

         Preferred Shares (including any such distribution made in

         connection with a consolidation or merger in which the

         Company is the continuing or surviving corporation) of

         evidences of indebtedness or assets (other than a regular

         quarterly cash dividend or a dividend payable in Preferred

         Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred

         Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the

         Company, whose determination shall be described in a state-

         ment filed with the Rights Agent) of the portion of the as-

         sets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one

         Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; pro-

         vided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the

         aggregate par value of the shares of capital stock of the

         Company to be issued upon exercise of one Right.  Such

         adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

         Purchase Price which would then be in effect if such record date had not been fixed.


                   (d)  (i)  For the purpose of any computation

         hereunder, the "current per share market price" of any

         security (a "Security" for the purpose of this Section

         11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the

         30 consecutive Trading Days (as such term is hereinafter

         defined) immediately prior to such date; provided, however,

         that in the event that the current per share market price of the Security is determined during a period following the an-

         nouncement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such

         Security or securities convertible into such shares, or (B)

         any subdivision, combination or reclassification of such

         Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclas-

         sification, then, and in each such case, the current per

         share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such

         Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

         regular way, in either case as reported in the principal

         consolidated transaction reporting system with respect to

         securities listed or admitted to trading on the New York

         Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with

         respect to securities listed on the principal national

         securities exchange on which the Security is listed or admit-

         ted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last

         quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers,

         Inc. Automated Quotations System ("NASDAQ") or such other

         system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the clos-

         ing bid and asked prices as furnished by a professional


         market maker making a market in the Security selected by the

         Board of Directors of the Company.  The term "Trading Day"

         shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trad-

         ing is open for the transaction of business or, if the

         Security is not listed or admitted to trading on any national securities exchange, a Business Day.


                (ii)    For the purpose of any computation hereunder,

         the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Preferred Shares are not

         publicly traded, the "current per share market price" of the

         Preferred Shares shall be conclusively deemed to be the cur-

         rent per share market price of the Common Shares as

         determined pursuant to Section 11(d)(i) (appropriately

         adjusted to reflect any stock split, stock dividend or simi-

         lar transaction occurring after the date hereof), multiplied by one hundred.  If neither the Common Shares nor the

         Preferred Shares are publicly held or so listed or traded,

         "current per share market price" shall mean the fair value per share as determined in good faith by the Board of

         Directors of the Company, whose determination shall be

         described in a statement filed with the Rights Agent.


                   (d)  No adjustment in the Purchase Price shall be

         required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided,

         however, that any adjustments which by reason of this Section

         11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All

         calculations under this Section 11 shall be made to the near-

         est cent or to the nearest one one-millionth of a Preferred

         Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this

         Section 11(e), any adjustment required by this Section 11

         shall be made no later than the earlier


         of (i) three years from the date of the transaction which

         requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.


                   (f)  If as a result of an adjustment made pursuant

         to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of

         capital stock of the Company other than Preferred Shares,

         thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from

         time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred

         Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.


                   (g)  All Rights originally issued by the Company

         subsequent to any adjustment made to the Purchase Price

         hereunder shall evidence the right to purchase, at the

         adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder

         upon exercise of the Rights, all subject to further adjust-

         ment as provided herein.


                   (h)  Unless the Company shall have exercised its

         election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

         Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter

         evidence the right to purchase, at the adjusted Purchase

         Price, that number of one one-hundredths of a Preferred Share

         (calculated to the nearest one one-millionth of a Preferred

         Share) obtained by (i) multiplying (x) the number of one

         one-hundredths of a share covered by a Right immediately

         prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase

         Price in effect immediately after such adjustment of the

         Purchase Price.


                   (i)  The Company may elect on or after the date of

         any adjustment of the Purchase Price to adjust the number of

         Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such

         adjustment.  Each Right held of record prior to such adjust-

         ment of the number of Rights shall become that number of

         Rights (calculated to the nearest one ten-thousandth)

         obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase

         Price in effect immediately after adjustment of the Purchase

         Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the

         record date for the adjustment, and, if known at the time,

         the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued,

         upon each adjustment of the number of Rights pursuant to this

         Section 11(i), the Company shall, as promptly as practicable,

         cause to be distributed to holders of record of Right

         Certificates on such record date Right Certificates evidenc-

         ing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such

         adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof,

         if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed

         shall be issued, executed and countersigned in the manner

         provided for herein and shall be registered in


         the names of the holders of record of Right Certificates on the record date specified in the public announcement.


                   (j)  Irrespective of any adjustment or change in

         the Purchase Price or the number of one one-hundredths of a

         Preferred Share issuable upon the exercise of the Rights, the

         Right Certificates theretofore and thereafter issued may

         continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.


                   (k)  Before taking any action that would cause an

         adjustment reducing the Purchase Price below one

         one-hundredth of the then par value, if any, of the Preferred

         Shares issuable upon exercise of the Rights, the Company

         shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may

         validly and legally issue fully paid and nonassessable

         Preferred Shares at such adjusted Purchase Price.


                   (l)  In any case in which this Section 11 shall

         require that an adjustment in the Purchase Price be made ef-

         fective as of a record date for a specified event, the Com-

         pany may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such

         exercise over and above the Preferred Shares and other

         capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in ef-

         fect prior to such adjustment; provided, however, that the

         Company shall deliver to such holder a due bill or other ap-

         propriate instrument evidencing such holder's right to

         receive such additional shares upon the occurrence of the

         event requiring such adjustment.


                   (m)  Anything in this Section 11 to the contrary

         notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those

         adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any

         Preferred Shares at less than the current market price, issu-

         ance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for

         Preferred Shares, dividends on Preferred Shares payable in

         Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.


                   (n)  In the event that at any time after the date

         of this Agreement and prior to the Distribution Date, the

         Company shall (i) declare or pay any dividend on the Common

         Shares payable in Common Shares or (ii) effect a subdivision,

         combination or consolidation of the Common Shares (by reclas-

         sification or otherwise than by payment of dividends in Com-

         mon Shares) into a greater or lesser number of Common Shares,

         then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchas-

         able immediately prior to such event by a fraction, the

         numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after

         such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding im-

         mediately prior to such event had issued with respect to it.

         The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or

         paid or such a subdivision, combination or consolidation is effected.


                   Section 12.  Certificate of Adjusted Purchase Price

         or Number of Shares.  Whenever an adjustment is made as

         provided in Section 11 or 13 hereof, the Company shall

         promptly (a) prepare a certificate setting forth such adjust-

         ment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each

         transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary

         thereof to each holder of a Right Certificate in accordance with Section 25 hereof.  The Rights Agent shall be fully

         protected in relying on any such certificate and on any

         adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.


                   Section 13.  Consolidation, Merger or Sale or

         Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an

         Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the

         Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such

         merger, all or part of the Common Shares shall be changed

         into or exchanged for stock or other securities of any other

         Person (or the Company) or cash or any other property, or (c)

         the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50%

         or more of the assets or earning power of the Company and its

         Subsidiaries (taken as a whole) to any other Person other

         than the Company or one or more of its wholly-owned

         Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof


         at a price equal to the then current Purchase Price

         multiplied by the number of one one-hundredths of a Preferred

         Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred

         Shares, such number of Common Shares of such other Person

         (including the Company as successor thereto or as the

         surviving corporation) as shall equal the result obtained by

         (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)

         hereof) on the date of consummation of such consolidation,

         merger, sale or transfer; (ii) the issuer of such Common

         Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this

         Agreement; (iii) the term "Company" shall thereafter be

         deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the

         reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such

         consummation as may be necessary to assure that the provi-

         sions hereof shall thereafter be applicable, as nearly as

         reasonably may be, in relation to the Common Shares

         thereafter deliverable upon the exercise of the Rights.  The

         Company shall not consummate any such consolidation, merger,

         sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.  The Company shall not enter into any transaction of the kind referred to in this

         Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the

         consummation of such transaction, would eliminate or

         substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall

         similarly apply to successive mergers or consolidations or sales or other transfers.


                   Section 14.  Fractional Rights and Fractional

         Shares.  (a)  The Company shall not be required to issue

         fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional

         Rights, there shall be paid to the registered holders of the

         Right Certificates with regard to which such fractional

         Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole

         Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise

         issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

         regular way, in either case as reported in the principal

         consolidated transaction reporting system with respect to

         securities listed or admitted to trading on the New York

         Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with

         respect to securities listed on the principal national

         securities exchange on which the Rights are listed or admit-

         ted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last

         quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organiza-

         tion, the average of the closing bid and asked prices as

         furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.

         If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the

         Company shall be used.


                   (b)  The Company shall not be required to issue

         fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share)

         upon exercise of the Rights or to distribute certificates

         which evidence fractional Preferred Shares (other than frac-

         tions which are integral multiples of one one-hundredth of a

         Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary

         receipts, pursuant to an appropriate agreement between the

         Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and prefer-

         ences to which they are entitled as beneficial owners of the

         Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral

         multiples of one one-hundredth of a Preferred Share, the

         Company shall pay to the registered holders of Right

         Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For the

         purposes of this Section 14(b), the current market value of a

         Preferred Share shall be the closing price of a Preferred

         Share (as determined pursuant to the second sentence of Sec-

         tion 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.


                   (c)  The holder of a Right by the acceptance of the

         Right expressly waives his right to receive any fractional

         Rights or any fractional shares upon exercise of a Right

         (except as provided above).


                   Section 15.  Rights of Action.  All rights of ac-

         tion in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right

         Certificates (and, prior to the Distribution Date, the

         registered holders of the Common Shares); and any


         registered holder of any Right Certificate (or, prior to the

         Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right

         Certificate (or, prior to the Distribution Date, of the

         Common Shares), may, in his own behalf and for his own

         benefit, enforce, and may institute and maintain any suit,

         action or proceeding against the Company to enforce, or

         otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without

         limiting the foregoing or any remedies available to the

         holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to

         specific performance of the obligations under, and injunctive relief against actual or threatened violations of the

         obligations of any Person subject to, this Agreement.


                   Section 16.  Agreement of Right Holders.  Every

         holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:


                   (a)  prior to the Distribution Date, the Rights

         will be transferable only in connection with the transfer of the Common Shares;


                   (b)  after the Distribution Date, the Right

         Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and


                   (c)  the Company and the Rights Agent may deem and

         treat the person in whose name the Right Certificate (or,

         prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any nota-

         tions of ownership or writing on the Right


         Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights

         Agent shall be affected by any notice to the contrary.


                   Section 17.  Right Certificate Holder Not Deemed a

         Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be

         construed to confer upon the holder of any Right Certificate,

         as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stock-

         holders (except as provided in Section 25 hereof), or to

         receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


                   Section 18.  Concerning the Rights Agent.  The

         Company agrees to pay to the Rights Agent reasonable

         compensation for all services rendered by it hereunder and,

         from time to time, on demand of the Rights Agent, its reason-

         able expenses and counsel fees and other disbursements

         incurred in the administration and execution of this Agree-

         ment and the exercise and performance of its duties

         hereunder.  The Company also agrees to indemnify the Rights

         Agent for, and to hold it harmless against, any loss, li-

         ability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement,

         including the costs and expenses of defending against any

         claim of liability in the premises.


                   The Rights Agent shall be protected and shall incur

         no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or

         certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter,

         notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be

         signed, executed and, where necessary, verified or

         acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.


                   Section 19.  Merger or Consolidation or Change of

         Name of Rights Agent.  Any corporation into which the Rights

         Agent or any successor Rights Agent may be merged or with

         which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corpora-

         tion succeeding to the stock transfer or corporate trust pow-

         ers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement

         without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a suc-

         cessor Rights Agent under the provisions of Section 21

         hereof.  In case at the time such successor Rights Agent

         shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the

         countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been

         countersigned, any successor Rights Agent may countersign

         such Right Certificates either in the name of the predecessor

         Rights Agent or in the name of the successor Rights Agent;

         and in all such


         cases such Right Certificates shall have the full force

         provided in the Right Certificates and in this Agreement.


                   In case at any time the name of the Rights Agent

         shall be changed and at such time any of the Right

         Certificates shall have been countersigned but not delivered,

         the Rights Agent may adopt the countersignature under its

         prior name and deliver Right Certificates so countersigned;

         and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


                   Section 20.  Duties of Rights Agent.  The Rights

         Agent undertakes the duties and obligations imposed by this

         Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:


                   (a)  The Rights Agent may consult with legal

         counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authoriza-

         tion and protection to the Rights Agent as to any action

         taken or omitted by it in good faith and in accordance with such opinion.


                   (b)  Whenever in the performance of its duties

         under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action

         hereunder, such fact or matter (unless other evidence in

         respect thereof be herein specifically prescribed) may be

         deemed to be conclusively proved and established by a

         certificate signed by any one of the Chairman of the Board,

         the Chief Executive Officer, the President, any Vice

         President, the Treasurer or the Secretary of the Company and

         delivered to the Rights


         Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good

         faith by it under the provisions of this Agreement in

         reliance upon such certificate.


                   (c)  The Rights Agent shall be liable hereunder to

         the Company and any other Person only for its own negligence,

         bad faith or willful misconduct.


                   (d)  The Rights Agent shall not be liable for or by

         reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same,

         but all such statements and recitals are and shall be deemed to have been made by the Company only.


                   (e)  The Rights Agent shall not be under any

         responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execu-

         tion hereof by the Rights Agent) or in respect of the valid-

         ity or execution of any Right Certificate (except its

         countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition

         contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to

         Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof)

         provided for in Section 3, 11, 13, 23 or 24, or the

         ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the

         exercise of Rights evidenced by Right Certificates after

         actual notice that such change or adjustment is required);

         nor shall it by any act hereunder be deemed to make any

         representation or warranty as to the authorization or

         reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any

         Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.


                   (f)  The Company agrees that it will perform,

         execute, acknowledge and deliver or cause to be performed,

         executed, acknowledged and delivered all such further and

         other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or perform-

         ing by the Rights Agent of the provisions of this Agreement.


                   (g)  The Rights Agent is hereby authorized and

         directed to accept instructions with respect to the

         performance of its duties hereunder from any one of the

         Chairman of the Board, the Chief Executive Officer, the

         President, any Vice President, the Secretary or the Treasurer

         of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good

         faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.


                   (h)  The Rights Agent and any stockholder, direc-

         tor, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing

         herein shall preclude the Rights Agent from acting in any

         other capacity for the Company or for any other legal entity.


                   (i)  The Rights Agent may execute and exercise any

         of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct,

         provided reasonable care was exercised in the selection and continued employment thereof.


                   Section 21.  Change of Rights Agent.  The Rights

         Agent or any successor Rights Agent may resign and be

         discharged from its duties under this Agreement upon 30 days'

         notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right

         Certificates by first-class mail.  The Company may remove the

         Rights Agent or any successor Rights Agent upon 30 days'

         notice in writing, mailed to the Rights Agent or successor

         Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or

         certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the

         Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a

         period of 30 days after giving notice of such removal or

         after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the

         Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the ap-

         pointment of a new Rights Agent.  Any successor Rights Agent,

         whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any

         other state of the United States so long as such corporation is authorized to do business as a banking institution in the

         State of New York), in good standing, having an office in the

         State of New York, which is authorized under such laws to

         exercise corporate trust or stock transfer powers and is

         subject to supervision or examination by federal or state

         authority and which has at the time of its appointment as

         Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsi-

         bilities as if it had been originally named as Rights Agent without further act or


         deed; but the predecessor Rights Agent shall deliver and

         transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any

         further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such ap-

         pointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice

         thereof in writing to the registered holders of the Right

         Certificates.  Failure to give any notice provided for in

         this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor

         Rights Agent, as the case may be.


                   Section 22.  Issuance of New Right Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

         issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property

         purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


                   Section 23.  Redemption.  (a)  The Board of Direc-

         tors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transac-

         tion occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

         The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such

         conditions as the Board of Directors in its sole discretion may establish.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the redemption of the

         Rights pursuant to paragraph (a) of this Section 23, and

         without any further action and without any notice, the right to exercise the Rights will terminate and the only right

         thereafter of the holders of Rights shall be to receive the

         Redemption Price.  The Company shall promptly give public

         notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the

         Rights Agent or, prior to the Distribution Date, on the

         registry books of the transfer agent for the Common Shares.

         Any notice which is mailed in the manner herein provided

         shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Neither the Company nor any of its Affiliates or Associates

         may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the

         Distribution Date.


                   Section 24.  Exchange.  (a)  The Board of Directors

         of the Company may, at its option, at any time after any

         Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provi-

         sions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or

         similar transaction occurring after the date hereof (such

         exchange ratio being hereinafter referred to as the "Exchange

         Ratio").  Notwithstanding the foregoing, the Board of Direc-

         tors shall not be empowered to effect


         such exchange at any time after any Person (other than the

         Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity

         holding Common Shares for or pursuant to the terms of any

         such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of

         Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided,

         however, that the failure to give, or any defect in, such

         notice shall not affect the validity of such exchange.  The

         Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of

         Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other

         than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.


                   (c)  In the event that there shall not be suf-

         ficient Common Shares issued but not outstanding or

         authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of



         the Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be

         issuable upon exchange of a Right, a number of Preferred

         Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred

         Shares or fraction thereof.


                   (d)  The Company shall not be required to issue

         fractions of Common Shares or to distribute certificates

         which evidence fractional Common Shares.  In lieu of such

         fractional Common Shares, the Company shall pay to the

         registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be

         issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the

         purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common

         Share (as determined pursuant to the second sentence of Sec-

         tion 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.


                   Section 25.  Notice of Certain Events.  (a) In case

         the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its

         Preferred Shares (other than a regular quarterly cash

         dividend), (ii) to offer to the holders of its Preferred

         Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstand-

         ing Preferred Shares), (iv) to effect any consolidation or merger


         into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its

         Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the

         Company, or (vi) to declare or pay any dividend on the Common

         Shares payable in Common Shares or to effect a subdivision,

         combination or consolidation of the Common Shares (by reclas-

         sification or otherwise than by payment of dividends in Com-

         mon Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with

         Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

         transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the

         Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of

         participation therein by the holders of the Common Shares

         and/or Preferred Shares, whichever shall be the earlier.


                   (b)  In case the event set forth in Section

         11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Cer-

         tificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe

         such event and the consequences of such event to holders of

         Rights under Section 11(a)(ii) hereof.


                   Section 26.  Notices.  Notices or demands

         authorized by this Agreement to be given or made by the

         Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as fol-

         lows:


                        Westvaco Corporation
                        299 Park Avenue
                        New York, New York  10171
                        Attention:  Corporate Secretary


         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as fol-

         lows:


                        The Bank of New York
                        101 Barclay Street
                        New York, New York
                        Attention:  Vice President - Administration


         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


                  Section 27.  Supplements and Amendments.  The

         Company may from time to time supplement or amend this Agree-

         ment without the approval of any holders of Right

         Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defec-

         tive or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company


         may deem necessary or desirable, any such supplement or

         amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this

         Agreement shall not be amended in any manner which would

         adversely affect the interests of the holders of Rights.

         Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in

         Sections 1(a) and 3(a) to not less than the greater of (i)

         the sum of .001% and the largest percentage of the

         outstanding Common Shares then known by the Company to be

         beneficially owned by any Person (other than the Company, any

         Subsidiary of the Company, any employee benefit plan of the

         Company or any Subsidiary of the Company, or any entity hold-

         ing Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.


                  Section 28.  Successors.  All the covenants and

         provisions of this Agreement by or for the benefit of the

         Company or the Rights Agent shall bind and inure to the

         benefit of their respective successors and assigns hereunder.


                   Section 29.  Benefits of this Agreement.  Nothing

         in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distri-

         bution Date, the Common Shares) any legal or equitable right,

         remedy or claim under this Agreement; but this Agreement

         shall be for the sole and exclusive benefit of the Company,

         the Rights Agent and the registered holders of the Right Cer-

         tificates (and, prior to the Distribution Date, the Common

         Shares).


                   Section 30.  Severability.  If any term, provision,

         covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid,

         void or unenforceable, the remainder of the terms, provi-

         sions, covenants and


         restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or

         invalidated.


                   Section 31.  Governing Law.  This Agreement and

         each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in ac-

         cordance with the laws of such State applicable to contracts to be made and performed entirely within such State;

         provided, however, that the rights and obligations of the

         Rights Agent shall be governed by and construed in accordance with the laws of the State of New York, without regard to

         conflicts of laws principles thereof.


                   Section 32.  Counterparts.  This Agreement may be

         executed in any number of counterparts and each of such

         counterparts shall for all purposes be deemed to be an

         original, and all such counterparts shall together constitute but one and the same instrument.


                   Section 33.  Descriptive Headings.  Descriptive

         headings of the several Sections of this Agreement are

         inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                   IN WITNESS WHEREOF, the parties hereto have caused

         this Agreement to be duly executed and attested, all as of the day and year first above written.


                                          WESTVACO CORPORATION

         Attest:


         By  /s/ John J. Carrara             By  /s/ John W. Hetherington
           Title: Assistant Secretary       Title: Vice President and
                                                     Secretary



         Attest:                          THE BANK OF NEW YORK


         By  /s/ Daniel M. Egan           By /s/ John I. Sivertsen
         Title: Assistant Vice President  Title: Vice President



                                                            Exhibit A


                                      FORM

                                       of

                                   AMENDMENT

                                       TO

                          CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              WESTVACO CORPORATION

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)




                   Westvaco Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on September 23, 1997:

                   RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby amends the Certificate of Designations establishing the Series A Junior Participating Preferred Stock, filed on December 9, 1987 (the "Certificate") by amending and restating the designation and number of shares, and the relative rights, preferences, and limitations of such Series A Junior Participating Preferred Stock, no shares of which have been issued, as follows:

                   Series A Junior Participating Preferred Stock:

                   Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options,


         rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                   Section 2.  Dividends and Distributions.

                   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $5.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the im-mediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a frac-tion, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                   (C) Dividends shall begin to accrue and be cumula-tive on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of

              issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                   Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                   (A)  Subject to the provision for adjustment
              hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivi-sion or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a frac-tion, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submit-ted to a vote of stockholders of the Corporation.

                   (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                   Section 4.  Certain Restrictions.

                   (A)  Whenever quarterly dividends or other
              dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:


                      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
                   Preferred Stock;

                     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dis-solution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in ac-cordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                   (B)  The Corporation shall not permit any
              subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                   Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the condi-tions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an ag-gregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the ag-gregate amount to


         be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Com-mon Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding im-mediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                   Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                   Section 10.  Amendment.  The Certificate of
         Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


                   IN WITNESS WHEREOF, this Certificate of Designa-tions is executed on behalf of the Corporation by its Chair-
         man of the Board and attested by its Secretary this       day
         of            , 1997.




                                            Chairman of the Board


         Attest:


         Secretary




                                                             Exhibit B


         Form of Right Certificate


         Certificate No. R-      Rights



                  NOT EXERCISABLE AFTER DECEMBER 8, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUB-JECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                               Right Certificate

                              WESTVACO CORPORATION


                  This certifies that                     , or regis-
         tered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 23, 1997 (the "Rights Agreement"), between Westvaco Corporation, a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on December 8, 2007 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, no par value, of the Company (the "Preferred Shares"), at a purchase price of $175.00 per one one-hundredth of a Preferred Share (the "Pur-chase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly exe-cuted. The number of Rights evidenced by this Right Certif-icate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 8, 1997, based on the Pre-ferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be pur-chased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorpo-rated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full descrip-tion of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Com-pany and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the


         holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $5.00 per share.

                  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the elec-tion of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be en-titled to vote or receive dividends or be deemed for any pur-pose the holder of the Preferred Shares or of any other secu-rities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of direc-tors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corpo-rate action, or to receive notice of meetings or other ac-tions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obliga-tory for any purpose until it shall have been countersigned by the Rights Agent.


                  WITNESS the facsimile signature of the proper offic-ers of the Company and its corporate seal. Dated as of _________.

         ATTEST:                       WESTVACO CORPORATION



                                       By


         Countersigned:


         THE BANK OF NEW YORK



         By
           Authorized Signature



                   Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


                   FOR VALUE RECEIVED
         hereby sells, assigns and transfers unto

                 (Please print name and address of transferee)



         this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
         appoint                      Attorney, to transfer the within
         Right Certificate on the books of the within-named Company, with full power of substitution.


         Dated:


                                       Signature



         Signature Guaranteed:

                   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a com-mercial bank or trust company having an office or correspon-dent in the United States.

         -------------------------------------------------------------

                   The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                       Signature

         ------------------------------------------------------------




             Form of Reverse Side of Right Certificate -- continued


                          FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)


         To:  WESTVACO CORPORATION

                  The undersigned hereby irrevocably elects to exer-
         cise                             Rights represented by this
         Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certif-icates for such Preferred Shares be issued in the name of:

         Please insert social security
         or other identifying number


                        (Please print name and address)



         If such number of Rights shall not be all the Rights evi-denced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security
         or other identifying number


                        (Please print name and address)



         Dated:



                                      Signature



         Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a com-mercial bank or trust company having an office or correspon-dent in the United States.



             Form of Reverse Side of Right Certificate -- continued

         -------------------------------------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                                  Signature

         -------------------------------------------------------------



                                     NOTICE

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.



                                                          Exhibit C



                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


                   On September 23, 1997, the Board of Directors of Westvaco Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each out-standing share of common stock, par value $5.00 per share, of the Company (the "Common Shares"). The dividend is payable on December 8, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value, of the Company (the "Preferred Shares") at a price of $175.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

                   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired ben-eficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announce-ment of an intention to make, a tender offer or exchange of-fer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the out-standing Common Shares (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                   The Rights Agreement provides that, until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incor-porating the Rights Agreement by reference. Until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being at-tached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribu-tion Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distri-bution Date and such separate Right Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribu-tion Date. The Rights will expire on December 8, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or ex-changed by the Company, in each case, as described below.

                   The Purchase Price payable, and the number of Pre-ferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Pre-ferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities con-vertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or
         (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding reg-ular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of sub-scription rights or warrants (other than those referred to above).

                   The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exer-cise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock divi-dend on the Common Shares payable in Common Shares or subdi-visions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation pay-ment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, con-solidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                   Because of the nature of the Preferred Shares' div-idend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                   In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will there-after be void), will thereafter have the right to


         receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                   At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                   With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Com-pany, be evidenced by depositary receipts) and in lieu there-of, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial own-ership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such condi-tions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemp-tion Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the hold-ers of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of
         (i) the sum of .001% and the largest percentage of the out-standing Common Shares then known to the Company to be ben-eficially owned by any person or group of affiliated or asso-ciated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated per-sons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to re-ceive dividends.

                   A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a
         Registration Statement on Form 8-A dated         , 1997.  A
         copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorpo-rated herein by reference.

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